UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2014

Gramercy Property Trust Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32248	06-1722127

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 Fifth Avenue, 30th Floor New York, New York	10175
(Address of Principal Executive Offices)	(Zip Code)

(212) 297-1000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 9, 2014, GPT Property Trust LP (the “Borrower), the operating subsidiary of Gramercy Property Trust Inc. (the “Company”), entered into a new Revolving Credit and Term Loan Agreement (the “Credit Agreement”), by and among Borrower, the lenders party thereto from time to time, J.P. Morgan Securities LLC (“JPMorgan”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS” and, collectively with JPMorgan, the “Lead Arrangers”), as joint bookrunners and joint arrangers, JPMorgan Chase Bank, N.A. (“JPMCB”), as administrative agent, and Bank of America, N.A. (“BANA”) , as syndication agent.

The Credit Agreement provides for a $400.0 million senior unsecured credit facility, consisting of a $200.0 million senior revolving credit facility (the “Revolving Credit Facility”) and a $200.0 million senior term loan facility (the “Term Facility” and, together with the Revolving Credit Facility, the “Credit Facilities”). The Company and certain of its subsidiaries act as guarantors of Borrower’s obligations under the Credit Agreement.

The Revolving Credit Facility has a term of 48 months, which may be extended for an additional year upon the payment of applicable fees and satisfaction of certain customary conditions. The Term Facility has a term of 60 months. The Credit Facility contains an accordion feature that permits Borrower to increase the size of the Credit Facility to $800.0 million, subject to the approval of the lenders providing such incremental financing and satisfaction of certain customary conditions. The Credit Agreement includes customary financial covenants including, but not limited to, a total leverage ratio and unsecured leverage ratio of 60%, a minimum fixed charge coverage ratio of at least 1.5x, a consolidated tangible net worth covenant and an unsecured interest coverage ratio of at least 2.0x. Indebtedness under the Credit Facilities bear interest at a floating rate based upon, at the Company’s option, either (i) LIBOR plus an applicable margin ranging from 1.35% to 2.05%, depending on the Company’s total leverage ratio, or (ii) the applicable base rate plus an applicable margin ranging from 0.35% to 1.05%, depending on the Company’s total leverage ratio. The applicable base rate is the greater of (x) the prime rate announced by JPMCB, (y) 0.50% above the Federal Funds Effective Rate, and (z) 30-day LIBOR plus 1.00%.

The Credit Agreement also contains certain affirmative and negative covenants that are binding on Borrower (subject to customary exceptions), including, but not limited to, restrictions on (i) liens, (ii) indebtedness, (iii) mergers and acquisitions, (iv) investments and capital expenditures, (v) restricted payments, and (vi) transactions with affiliates. The Credit Agreement contains customary events of default (which are in some cases subject to certain exceptions, thresholds, notice requirements and grace periods), including, but not limited to, nonpayment of principal or interest, failure to perform or observe covenants, breaches of representations and warranties, cross-defaults with certain other agreements or indebtedness and certain bankruptcy-related events or a change of control of the Company.

The Revolving Credit Facility replaces our Old Credit Agreement (as defined in Item 1.02 below). The Term Facility was used to repay the Joint Venture Loan (as defined in Item 2.01 below).

The Lead Arrangers and the other agents and lenders party to the Credit Agreement, as well as certain of their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking, underwriting and other financial advisory services for the Company, for which they have received and may in the future receive customary fees and expenses. BANA was a co-syndication agent and MLPFS was a joint lead arranger under the Old Credit Agreement referred to in Item 1.02 of this Current Report on Form 8-K.

The foregoing does not constitute a complete summary of the terms of the Credit Agreement and reference is made to the complete text of the governing document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by referenced herein.

In addition, on June 9, 2014, Borrower entered into a forward-starting interest rate swap transaction (the “Swap”) with JPMorgan Chase Bank, National Association, that will become effective on September 9, 2014, to hedge its interest rate risk associated with the Term Facility. The Swap has a notional amount of $200.0 million. Under the Swap, which expires on June 9, 2019, the Company will receive payments based on LIBOR and will make payments based on an annual fixed rate of 1.82%.

Item 1.02 Termination of a Material Definitive Agreement

As discussed above in Item 1.01, in connection with the entry into the Credit Agreement, on June 9, 2014, Borrower terminated its existing Amended and Restated Credit and Guaranty Agreement, dated as of September 24, 2013, by and among Borrower, the Company and certain of its subsidiaries, as guarantors, the lenders party thereto from time to time, Deutsche Bank AG New York Branch as administrative agent and Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and Deutsche Bank Securities Inc., as sole bookrunner, as amended by the First Amendment to the Amended and Restated Credit and Guaranty Agreement, dated February 28, 2014 (as amended, the “Old Credit Agreement”).

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 9, 2014, the Company, through wholly owned subsidiaries of Borrower, closed on the previously announced acquisition from an affiliate of Garrison Investment Group, L.P. (“Garrison”) of Garrison’s 50% interests in (a) GPT GIG BOA Portfolio Holdings LLC and (b) GPT GIG BOA Defeasance Pool Holdings LLC (collectively, the “Joint Venture”). The Company already owned the remaining 50% interest in the Joint Venture. The Joint Venture owns a portfolio of sixty-seven properties located throughout the United States totaling approximately 3.1 million rentable square feet (the “Joint Venture Portfolio”). The Joint Venture Portfolio is approximately 96% leased to Bank of America, N.A., under a master lease with an expiration date in 2023, with total portfolio occupancy of approximately 97%.

The purchase price paid by the Company for Garrison’s interest valued the Joint Venture at $395.0 million. At closing, in addition to other customary prorations and credits, the Company received an approximately $5.3 million incentive profits credit against the purchase price. The net cash consideration paid by the Company for the Garrison interest equaled approximately $93.4 million. Prior to closing, the Joint Venture Portfolio was encumbered by a $200.0 million mortgage loan (the “Joint Venture Loan”), which the Company repaid with the proceeds from the Credit Facilities discussed above in Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The required financial statements for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this Initial Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The required pro forma financial information for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this Initial Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
10.1	Revolving Credit and Term Loan Agreement, dated June 9, 2014, by and among the Borrower, the Company and certain of its subsidiaries, as guarantors, the lenders party thereto from time to time, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint bookrunners and joint arrangers, JPMorgan Chase Bank, N.A. as administrative agent and Bank of America, N.A. as syndication agent.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2014	GRAMERCY PROPERTY TRUST INC.

	By:	/s/ Jon W. Clark
	Name:	Jon W. Clark
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1

Revolving Credit and Term Loan Agreement, dated June 9, 2014, by and among the Borrower, the Company and certain of its subsidiaries, as guarantors, the lenders party thereto from time to time, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint bookrunners and joint arrangers, JPMorgan Chase Bank, N.A. as administrative agent and Bank of America, N.A. as syndication agent.